Exhibit (c)(1)

     While certain sections of the discussion materials prepared by Santander Investment Chile Limitada address a possible integration of Compañia de Telecomunicaciones de Chile S.A.’s (the “Company”) business with Movistar, a subsidiary of Telefónica, S.A. (“Telefónica”), these sections were not requested by Telefonica and (i) were not taken into account in the preparation of the terms of the Tender Offer, (ii) were not provided to the Board of Directors of Telefónica or to the Executive Committee and (iii) may be misleading to Shareholders as they could be misinterpreted as a statement of the future plans of Telefónica, Telefónica Internacional Chile, S.A. and Inversiones Telefónica Internacional Holding Limitada (collectively, the “Telefónica Group”). The decision to launch the Offers was made by the Executive Committee of Telefónica on September 5, 2008.
     The Telefónica Group, except as disclosed in the Offer to Purchase, does not have any present plans or proposals that would result in (a) any extraordinary corporate transaction, such as a merger, reorganization, liquidation, or purchase, sale or transfer of a material amount of assets of the Company or any of its subsidiaries, (b) any change in the current Board of Directors or management of the Company (including any plans or proposals to change the number or term of directors, to fill any existing vacancy on the Board of Directors or to change any material term of the employment contract of any executive officer), except any change in the Board of Directors resulting from Telefónica increasing its stake in the Company after the Offers or (c) any other material changes to the Company’s current dividend rate or policy on indebtedness, capitalization or corporate structure or business.

EXPLORA CONFIDENTIAL | SEPTEMBER 2008 This presentation was prepared by Santander Investment and the content herein is of a strictly confidential nature. This presentation cannot be reproduced, distributed or published by the recipient or used for any purpose whatsoever without the prior written consent of Santander Investment. Although the information contained in this presentation was obtained from sources considered reliable, Santander Investment cannot guarantee the accuracy and truth of the same. The opinions presented herein represent those of Santander Investment at the present time, and are, therefore, subject to amendment and alteration. Santander Investment is not responsible for any direct losses or reduced profits that may result from the use of the information contained herein. Translation from an original file in Spanish

Introduction Rationale of the Transaction for Telefonica Tender Offer Process Calendar Contact & Promotion Tender Offer Strategy Conditions for Success Offer Price Other relevant factors Equity Story Index

Offer for 55% CTC Telefonica currently holds a 44.9% stake in CTC through TISA EXPLORA transaction proposes the launch of an offer for the 55% it does not own, which is held by the following stakeholders : Chilean Pension Funds (AFPs) 21% (20% concentrated in 4 institutions) ADRs holders 18% (Capital International Inc. holds 4%) Retail Investors 16% Successful achievement of 75% (30% of the not controlled stake by Telefonica), as the minimum necessary to amend the Corporate Bylaws and allow Telefonica to overcome its 45% participation Snapshot CTC Offer valuation An offer price of 1,000 CLP (34% premium over the 2 september closing price) will imply a maximum investment amount of US$ 1,010 Mill/ &128;679 Mill.* This premium price would imply a EV/EBITDA 08E 4,9x, EV/OCF 08E 10,2x and P/E 08E of 70,6x Announcement to the market on September 11th (16:45h Chile time) Roadshow between September 15th and 23rd End of expected acceptance period on October 14th and closing on October 17th Timing * Exchange USD/EUR: 1,488 mn. USD mn. EUR 2006 2007 2008E CAGR 06 /08 2006 2007 2008E CAGR 06 /08 mn. P$ mn. US$ Revenues 1.084 1.273 1.262 7,9% 822 865 848 1,6% Last Price 747 1,45 % increase 12,7% 17,4% -0,9% 1,2% 5,2% -2,0% OIBDA 540 561 513 -2,5% 410 381 345 -8,3% Market Cap 714.996 1.384 Margin OIBDA 49,8% 44,1% 40,6% 49,9% 44,0% 40,7% Net Debt 337.379 653 Capex 206 291 303 21,3% 156 198 203 14,1% EV 1.052.376 2.038 % revenues 19,0% 22,9% 24,0% 19,0% 22,9% 23,9% OIBDA-Capex 334 270 210 -20,7% 254 183 142 -25,2% EV/ EBITDA 08 3,9x 3,9x Introduction

Introduction Rationale of the Transaction for Telefonica Tender Offer Process Calendar Contact & Promotion Tender Offer Strategy Conditions for Success Offer Price Other relevant factors Equity Story Index

Impact on shares Attractive and affordable transaction Appropriate Timing Attractive valuation Favorable AFP Regulation Strategy Integration Fixed-Mobile Synergies Differentiation Assuming 34% premium, the max deal amount would be &128;679 mn, an affordable amount for Telefonica (under Net Debt/OIBDA guidance and geographical expansion criteria) Low impact on EPS (less than 1%), with a potential positive cash impact due to current dividend policy After loosing -10% during 2007 and -22% in 2008 YTD, CTC now trades on its historical minimum (over 14 years) EV/EBITDA 08E 3,9x, which means a -16% discount vs. its main comparables Wireline LatAm (Telmex y Telesp) Regulatory changes encourage divestments in equity securities We haven't identified any regulatory, political or public opinion aspects that could affect negatively the transaction. The tender offer for CTC would allow to speed up the integration process between fixed line and mobile business in Chile The integration will maximize synergies and strengthen Telefonica's competitive position Based on the guidance transmitted in the Investor Day 2007 of an improvement in 5pp of OCF/ revenues from integration fixed-mobile, synergies in CTC-Movistar integration could be up to &128;130-164 mn, or 20% of the estimated deal amount Fixed-Mobile integration would be an important competitive advantage due to: (i) strong positioning of Movistar Chile (ii) low integration of competitors (VTR, Entel, America Movil, Telmex Internacional) Rationale of the Transaction for Telefonica 6 key reasons

1M 3M 6M 1Y 2Y YTD CTC - A -2% -9% -19% -35% -24% -22% IPSA -4% -6% +3% -14% +30% -6% Latam Telec.* 0% -12% -12% -11% +41% -11% Source: Bloomberg as of September 1st 2008 * Latam Telecom Index (MXLA0TC) is a Telecom Index created by Morgan Stanley, calculated from the weighted average of the free float of a several of Telecoms companies. The base value of this index was 100 as of 12/31/1998. CTC: performance of CTC Serie A denominated in CLP, Latam Telecom Index and IPSA Index Exchange rate: CLP/EUR, CLP/USD Period Latam Telecom IPSA Latam Telecom Index (base precio accion) Price 7/1/2005 1470 1470 1470 1470 7/4/2005 1458 1469 1458 1480 7/5/2005 1464 1470 1464 1480 7/6/2005 1459 1471 1459 1495 7/7/2005 1461 1467 1461 1485 7/8/2005 1464 1469 1464 1493 7/11/2005 1465 1470 1465 1475 7/12/2005 1493 1473 1493 1475 7/13/2005 1499 1485 1499 1474 7/14/2005 1517 1493 1517 1481 7/15/2005 1494 1490 1494 1480 7/18/2005 1502 1499 1502 1470 7/19/2005 1518 1520 1518 1480 7/20/2005 1524 1516 1524 1480 7/21/2005 1521 1522 1521 1475 7/22/2005 1511 1533 1511 1505 7/25/2005 1473 1538 1473 1530 7/26/2005 1461 1534 1461 1560 7/27/2005 1474 1536 1474 1570 7/28/2005 1499 1552 1499 1570 7/29/2005 1530 1550 1530 1550 8/1/2005 1548 1563 1548 1566 8/2/2005 1553 1578 1553 1574 8/3/2005 1528 1566 1528 1570 8/4/2005 1522 1559 1522 1550 8/5/2005 1514 1534 1514 1540 8/8/2005 1526 1542 1526 1550 8/9/2005 1529 1544 1529 1580 8/10/2005 1541 1526 1541 1570 8/11/2005 1535 1520 1535 1554 8/12/2005 1513 1502 1513 1549 8/15/2005 1531 1502 1531 1549 8/16/2005 1512 1501 1512 1557 8/17/2005 1523 1505 1523 1550 8/18/2005 1517 1500 1517 1560 8/19/2005 1500 1489 1500 1545 8/22/2005 1523 1485 1523 1545 8/23/2005 1508 1513 1508 1575 8/24/2005 1486 1519 1486 1600 8/25/2005 1511 1516 1511 1587 8/26/2005 1502 1514 1502 1580 8/29/2005 1506 1502 1506 1570 8/30/2005 1487 1487 1487 1555 8/31/2005 1512 1487 1512 1555 9/1/2005 1541 1483 1541 1550 9/2/2005 1577 1472 1577 1550 9/5/2005 1580 1458 1580 1530 9/6/2005 1592 1477 1592 1559 9/7/2005 1603 1491 1603 1530 9/8/2005 1586 1495 1586 1535 9/9/2005 1587 1497 1587 1537 9/12/2005 1582 1507 1582 1535 9/13/2005 1560 1510 1560 1500 9/14/2005 1560 1514 1560 1515 9/15/2005 1574 1505 1574 1500 9/16/2005 1576 1512 1576 1496 9/19/2005 1588 1512 1588 1496 9/20/2005 1595 1529 1595 1495 9/21/2005 1636 1541 1636 1510 9/22/2005 1628 1535 1628 1490 9/23/2005 1652 1538 1652 1475 9/26/2005 1664 1539 1664 1468 9/27/2005 1660 1529 1660 1455 9/28/2005 1677 1524 1677 1446 9/29/2005 1678 1525 1678 1436 9/30/2005 1726 1534 1726 1434 10/3/2005 1717 1554 1717 1459 10/4/2005 1725 1561 1725 1459 10/5/2005 1684 1542 1684 1435 10/6/2005 1627 1532 1627 1411 10/7/2005 1656 1539 1656 1410 10/10/2005 1649 1539 1649 1410 10/11/2005 1652 1542 1652 1405 10/12/2005 1613 1526 1613 1415 10/13/2005 1590 1519 1590 1400 10/14/2005 1582 1519 1582 1380 10/17/2005 1639 1523 1639 1385 10/18/2005 1610 1519 1610 1386 10/19/2005 1610 1515 1610 1380 10/20/2005 1575 1496 1575 1353 10/21/2005 1585 1497 1585 1385 10/24/2005 1642 1510 1642 1385 10/25/2005 1638 1492 1638 1380 10/26/2005 1666 1500 1666 1385 10/27/2005 1627 1477 1627 1350 10/28/2005 1656 1466 1656 1330 10/31/2005 1691 1477 1691 1320 11/1/2005 1719 1477 1719 1320 11/2/2005 1718 1493 1718 1315 11/3/2005 1720 1479 1720 1305 11/4/2005 1717 1451 1717 1286 11/7/2005 1722 1424 1722 1260 11/8/2005 1716 1415 1716 1260 11/9/2005 1721 1436 1721 1260 11/10/2005 1734 1435 1734 1242 11/11/2005 1747 1442 1747 1240 11/14/2005 1752 1437 1752 1229 11/15/2005 1743 1427 1743 1235 11/16/2005 1758 1448 1758 1260 IPSA Index and Latam Telecom Index were rebased to CTC share price Period EUR/CLP USD/CLP 7/1/2005 693.02405 579.5 7/4/2005 692.27983 581.65 7/5/2005 693.21884 581.95 7/6/2005 698.022 585 7/7/2005 699.37375 585.25 7/8/2005 700.0695 585 7/11/2005 703.37508 582.65 7/12/2005 709.24354 579.4 7/13/2005 702.23811 580.65 7/14/2005 699.182795 578.65 7/15/2005 694.600025 577.15 7/18/2005 688.04868 570.9 7/19/2005 688.9465 572.5 7/20/2005 693.01551 570.9 7/21/2005 689.97399 566.9 7/22/2005 684.68875 567.5 7/25/2005 683.6814 566.9 7/26/2005 678.37051 564.65 7/27/2005 680.09214 563.55 7/28/2005 683.486395 563.05 7/29/2005 679.069845 560.15 8/1/2005 683.71953 561.3 8/2/2005 684.40755 561.45 8/3/2005 688.713025 558.25 8/4/2005 682.0488 550.75 8/5/2005 675.580017 546.63 8/8/2005 674.85864 546.4 8/9/2005 674.6598 545.4 8/10/2005 675.19046 545.3 8/11/2005 676.239975 542.25 8/12/2005 667.770675 536.75 8/15/2005 663.8524 536.75 8/16/2005 656.5284 531 8/17/2005 657.050695 535.45 8/18/2005 660.311125 542.35 8/19/2005 661.913145 544.65 8/22/2005 662.016915 541.35 8/23/2005 670.2269 547.75 8/24/2005 677.84392 552.35 8/25/2005 666.406675 541.75 8/26/2005 670.426395 545.55 8/29/2005 667.9764 546 8/30/2005 664.028035 543.35 8/31/2005 670.07915 542.75 9/1/2005 673.866405 539.05 9/2/2005 670.095225 534.75 9/5/2005 670.43261 534.55 9/6/2005 670.056075 537.55 9/7/2005 665.240775 535.75 9/8/2005 663.532485 535.15 9/9/2005 663.00425 534.25 9/12/2005 660.67965 537.75 9/13/2005 658.431225 536.75 9/14/2005 658.59103 536.05 9/15/2005 653.6784 534.75 9/16/2005 654.6795 535 9/19/2005 649.847025 535.25 9/20/2005 648.75825 535.5 9/21/2005 653.75435 535.25 9/22/2005 653.878225 537.95 9/23/2005 647.036055 537.45 9/26/2005 650.02335 538.5 9/27/2005 647.080245 538.65 9/28/2005 647.2359 537.75 9/29/2005 637.15456 529.55 9/30/2005 637.07735 529.75 10/3/2005 627.18475 526.25 10/4/2005 631.35605 529.75 10/5/2005 629.8324 526 10/6/2005 649.445175 533.25 10/7/2005 639.1983 527 10/10/2005 638.2914 529 10/11/2005 631.79124 526.8 10/12/2005 640.8792 533 10/13/2005 646.09685 537.25 10/14/2005 648.608625 537.15 10/17/2005 642.555875 534.35 10/18/2005 640.703425 535.75 10/19/2005 642.7712 536 10/20/2005 644.4328 536 10/21/2005 648.21119 542.3 10/24/2005 651.38475 543.5 10/25/2005 657.9611 543.5 10/26/2005 659.269125 546.25 10/27/2005 663.809175 546.75 10/28/2005 656.710497 544.13 10/31/2005 652.3648 544 11/1/2005 653.8336 544 11/2/2005 660.091275 546.75 11/3/2005 647.962 542.5 11/4/2005 637.902 540 11/7/2005 632.434712 535.78 11/8/2005 631.4616 536 11/9/2005 626.192125 532.25 11/10/2005 616.4365 527.5 11/11/2005 617.302272 526.08 11/14/2005 616.886975 527.75 11/15/2005 613.72403 523.7 11/16/2005 611.79975 524.25 CTC vs. Latam Telecom vs. IPSA CLP CLP$ Valuation: CTC lowest historical value Denominated in CLP, -2% 1M, -19% 3M, -35% 12M

Attractive valuation:

Discount of 16% compared to main comparables companies (Tier I)

Telecom LatAm multiples

Company	Country	Mkt Cap. (USD bn)	Fixed line as a % of sales	EV / EBITDA 2008E	EV / EBITDA 2009E	EBITDA CARG 07/09	P/E 2008E	P/E 2009E
Telmex México	MX	23.3	100.0%	5.5x	5.5x	-3.5%	10.2x	9.8x
Telesp PN	BR	14.1	100.0%	4.0x	3.9x	2.1%	9.6x	8.9x
Average Tier I				**4.7x**	**4.7x**	**-0.7%**	**9.9x**	**9.4x**
Axtel	MX	1.4	100.0%	4.8x	4.3x	7.6%	24.2x	23.5x
Telmex Int'l	MX	13.1	100,0%	7.0x	6.5x	8.0%	18.3x	16.7x
Brasil Telecom	BR	7.3	88.4%	3.9x	3.7x	6.2%	13.4x	11.0x
Telemar	BR	8.9	78.0%	3.5x	3.4x	2.6%	7.3x	6.6x
Average Tier II				**4.8x**	**4.4x**	**6.1%**	**15.8x**	**14.5x**
CTC	**CH**	**1.4**		**3.9x**	**3.9x**	**-2.7%**	**52.0x**	**28.6x**

Valuation range (equity value)


Current Mkt price
EUR 0,9 Mn
EUR 1.0 Mn
EV/ EBITDA 08
EUR 1.2 Mn
EUR 1.4 Mn
Analysts' Target price
EUR 1.0 Bn
EUR 1.5 Mn
DCF*
EUR 1.1 Bn
EUR 1.5 Bn

- Using the comparable multiple of Tier I, CTC will reach an average equity value of € 1,225 Mn.
- This value represent a premium of 32% over the current market price.

- The target price of the company's equity value according of the market analysts is an average of € 1,290 Mn, which means a 39% premium over the current market price

- According to a DCF valuation the equity value would be € 1,297 Mn

Source: Bloomberg, as of September 2nd 2008
* Assuming a WACC of 9.7%, G of 1% and based on the company's projections

I. Introduction
II. Rationale of the Transaction for Telefónica
III. Tender Offer Process
• Calendar
• Contact & Promotion
IV. Tender Offer Strategy
• Conditions for Success
• Offer Price
• Other relevant factors
V. Equity Story



7
STRICTLY CONFIDENTIAL
Santander GLOBAL BANKING & MARKETS

Attractive relative valuation

Preliminary DCF valuation results in a price of CLP 1.042 per share

Discounted Free Cash Flow (in Million CLP)

	2008E	2009E	2010E	2011E	2012E	TV
Sales	664.261	676.662	689.739	700.016	708.666	708.666
EBITDA	258.468	263.849	268.645	270.076	269.531	269.531
Margin EBITDA	39%	39%	39%	39%	38%	38%
EBIT	46.940	51.216	66.816	77.973	92.364	159.218
Tax rate	17%	17%	17%	17%	17%	17%
- Taxes	7.980	8.707	11.359	13.255	15.702	27.067
NOPLAT	38.960	42.509	55.457	64.718	76.662	132.151
+ Depreciation	211.528	212.633	201.829	192.103	177.166	110.313
- Capex	134.193	129.881	120.255	113.314	110.313	110.313
+/- Working Capital	0	0	0	0	0	0
Free Cash Flow	116.295	125.261	137.031	143.507	143.516	132.151
Free Cash Flow - Discounted		118.259	115.313	107.638	95.947	797.291
Free Cash Flow in US$ (Mn)						
Free Cash Flow	228	235	247	250	243	224
Free Cash Flow - Discounted		225	216	199	177	1.766

Summary of the valuation

	EUR	US$
Discounted FCF 2009-12E	548	816
Discounted Terminal Value	1.187	1.766
Enterprise Value	**1.736**	**2.582**
DFN 30-jun	439	653
Equity	**1.297**	**1.930**
Share implied price - CLP	**1.042**	

Implied multiples

EV / Sales 09E	2,0x
EV / Sales 10E	2,0x
EV / EBITDA 09E	5,1x
EV / EBITDA 10E	5,2x

Note: Preliminary DCF based in consensus estimations (MS, UBS, DB) assuming a WACC of 9.6% and a G of 1%

8

STRICTLY CONFIDENTIAL

I. Introduction
II. Rationale of the Transaction for Telefónica
III. Tender Offer Process
- Calendar
- Contact & Promotion
IV. Tender Offer Strategy
- Conditions for Success
- Offer Price
- Other relevant factors
V. Equity Story



Santander GLOBAL BANKING & MARKETS

Towards an integrated model, with synergies

CTC + Movistar Chile: Pro-Forma

In EUR millions	2005	2006	2007	2008E	2009E
Revenue	1.623	1.802	1.904	2.115	2.260
% growth. (CLP)		6,4%	13,5%	13,4%	10,1%
OIBDA	631	711	716	779	855
% growth. (CLP)		8,0%	8,2%	11,1%	13,1%
OIBDA Margin	38,9%	39,5%	37,6%	36,8%	37,8%
Capex	263	339	418	403	387
% revenue	16,2%	18,8%	22,0%	19,1%	17,1%
OCF	369	372	298	376	468
% revenue	23%	21%	16%	18%	21%

Source: Historical figures of Telefonica. Estimations 2008 y 2009 provided by Morgan Stanley, estimated Capex 2008 y 2009 for Movistar (Santander). Synergies were calculated based on the Investor Day presentation (October'07).

Industrial logic

1. **Synergies**: assuming an OCF of 4-5% for 2009 CTC+TEM Chile could reach €130-164 mn. of integrations synergies
2. **Chance to maximize the "Corporate dividend"**: Utilization of the local cash generation to finance the acquisition. CTC with 1,3x DFN / EBITDA 08E (jun-08)
3. **Greater flexibility in management**: provided that it could reduce / eliminate the presence of minority shareholders.

Strategic rationale

1. **Telefónica Chile** as a unique integrated operator, with **+10 mn. clients:** +2 mn. Fixed lines, 6 mn. Mobile lines, 650k broadband and 200k pay-TV
2. **Strengthen the competitive position in Chile**: Telefonica could offer 4P (quadruple play) products vs. competitors as **Entel and Claro** than only can offer mobile services, and **VTR** that could offer 3P (triple play) products, but with only 800,000 customers (2007).
3. **Fit with Telefónica Group's global strategy,** aimed to reach an integrated regional model

I. Introduction
II. Rationale of the Transaction for Telefónica
III. Tender Offer Process
- Calendar
- Contact & Promotion
IV. Tender Offer Strategy
- Conditions for Success
- Offer Price
- Other relevant factors
V. Equity Story



9 STRICTLY CONFIDENTIAL
Santander GLOBAL BANKING & MARKETS

Introduction Rationale of the Transaction for Telefonica Tender Offer Process Calendar Contact & Promotion Tender Offer Strategy Conditions for Success Offer Price Other relevant factors Equity Story Index

Key dates

Press release	Sep-11 / 16:45	Press release in Chile and USA Call to the key investor, in order to arrange roadshow
	Sep-12. 12:00 pm.	General conference call
	Sep-14.	Legal announcement in Chilean newspapers
	Sep- 15. 9:00 a.m.	SEC / SVS Filing
Roadshow USA y UK	Sep-15.	Capital International (London) First State (London) M&G (London)
	Sep-16.	Capital Inc. (Los Angeles) Dimensional (Los Angeles) Conference call with international investors
	Sep-17.	Capital Guardian (New York) Renaissance (New York) Capital Research (Washington)
RoadShow Chile	Sep-22.	AFP Provida, AFP Habitat, AFP Capital
	Sep-23.	AFP Cuprum, AFP Plan Vital 2 group meetings with local investors
Close	Oct-14.	Expiration of the offer
	Oct-17.	Close (publishing results, material event, etc)
	Oct-17.	Settlement date

I. Introduction
II. Rationale of the Transaction for Telefónica
III. Tender Offer Process
- Calendar
- Contact & Promotion
IV. Tender Offer Strategy
- Conditions for Success
- Offer Price
- Other relevant factors
V. Equity Story



Santander GLOBAL BANKING & MARKETS

11

CONFIDENTIAL

Tender Offer schedule Chilean Time T F S S M T W T F S S M T W T F S S M T W T F S S M T W T F S S M T W T F S S 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 1 Letter to CTC to call board meeting (14:00) 11-sep 2 Tender offer announcement 11-sep 2 ..a Protocol meeting with regulators (pm) 11-sep 2 ..b Letter to SVS & Santiago SE 11-sep 2 ..c Tender offer announcement (16:45) 11-sep 2 ..d Call to analysts (12:00 am) 12-sep 2 ..e Publishing of EGM details (El Mercurio, La Tercera, DF) 14-sep 2 ..f Start of the Tender offer period 15-sep 2 ..g Board members opinion 23-sep 2 ..h Conference call with AFPs 11-sep 2 ..i Filing 13-E to SEC 15-sep 2 ..j Schedule Tender Offer 15-sep 3 Receipt of acceptance 15-sep 4 Communication strategy 13-sep 4 ..a Commercial prospectus 15-sep 4 ..b Local brokers meetings 23-sep 4 ..c Local attracting and promoting 13-sep Local media plan 13-sep One on ones AFPs 23-sep Group meetings- main local shareholders 25-sep 4 ..d International attracting and promoting 15-sep 4 ..e One on ones main international shareholders 15-sep 5 Board meeting to call EGM EGM 16-sep 6 EGM 7-oct 7 Last day for material conditions to be made 11-oct 8 Last day for extension 11-oct 9 End of the Tender offer period 14-oct 10 Registration of the bylaws amendment 17-oct 11 Tender offer close 17-oct 11 ..a Publication of the offer results 17-oct 11 ..b Communication relevant event 17-oct 11 ..c Letter to SVS with offering result 17-oct 11 ..d Publication of the results Filling 13-E 17-oct 11 ..e Press release of the acquisition 17-oct 12 Settlement 17-oct September October

Introduction Rationale of the Transaction for Telefonica Tender Offer Process Calendar Contact & Promotion Tender Offer Strategy Conditions for Success Offer Price Other relevant factors Equity Story Index

Transaction Process Stakeholders overview By share ADRs B Series A Series 4th Qtr East 0.1812 0.087 0.7318 20.4 Top 10 Institutional Investors rank Investor Name % CTC %CTC through ADRs % CTC through B Series % CTC through A Series 1 A.F.P. Habitat S.A. 6.4% 0.0% 0.6% 5.8% 2 AFP Cuprum 5.1% 0.0% 0.4% 4.7% 3 BBVA Provida AFP 4.3% 0.0% 0.4% 3.9% 4 Capital International, Inc. 4.2% 4.2% 0.0% 0.0% 5 AFP Capital S.A. 3.9% 0.0% 0.5% 3.5% 6 Dimensional Fund Advisors, LP 1.7% 1.4% 0.0% 0.3% 7 First State Investments (UK) Ltd. 1.4% 1.0% 0.0% 0.4% 8 M & G Investment Management Ltd. 0.9% 0.9% 0.0% 0.0% 9 A.F.P. Planvital S.A. 0.8% 0.0% 0.1% 0.7% 10 Renaissance Technologies Corp. 0.6% 0.6% 0.0% 0.0% Total top 10 29.4% 8.0% 2.0% 19.5% By Holder Telefonica Top 10 Others Otros East 0.449 0.294 0.257 0.202 The shareholding is concentrated in a few Institutional Investors (only 10 accounts control 29.4% of the capital )

Transaction Process

Communication Strategy: focused for institutional tranche, massive for the retail tranche

I. Introduction
II. Rationale of the Transaction for Telefónica
III. Tender Offer Process
- Calendar
- Contact & Promotion
IV. Tender Offer Strategy
- Conditions for Success
- Offer Price
- Other relevant factors
V. Equity Story

Concentration by investor type [(1)]

Concentration by investor type	Breakdown	Approach
Inst International 18.8%	Top 7 Inst Internat 9.6%	**Accounts**: Capital Inc, Dimensional fund, First State, M&G Invest, Renaissance, Capital Ltd., Capital Guardian; **Strategy:** -First call at announcement date -One on one meetings with Telefónica; **Timing for meetings:** from September 15th to September 17th
	Others Inst Internat 9.2%	**Strategy** Conference Calls; **Timing for meetings:** September 16th
Inst Chile 20.6%	AFPs 20.6%	**Accounts**: Provida, Habitat, Capital, Cuprum, Planvital; **Strategy:** -First call at announcement date -One on one meetings with Telefónica; **Timing for meetings**: September 22nd and 23rd
Others 15.70%	Others 15.70%	**Approach:** Media & Marketing Plan / votes recollection; **Timing:** from September 15th to October 14th

- **Direct contact with the first 12 institutional shareholders and potential organization of group events for other institutional investors.**
- **Wide marketing campaign for retail**

(1) CTC stake (ex – Telefónica)



Santander
GLOBAL BANKING & MARKETS

15

CONFIDENTIAL

Institutional Investors

International shareholders contact information

Fund	CTC Stake hold (July 08)	Contact information	Comments
Capital International Inc	CTC-A: 0% CTC-B: 0% ADR: 4.2% Total: 4.2%	**New York** Lisa Thompson email: lbt@capgroup.com Tel:+1 212 649 1531 Patrick Grenham email: patrick_grenham@capgroup.com Tel:+1 212 641 1791 Gadi Slade Tel: +1 212 641 1749 Email: gds@capgroup.com **Washington** David Riley Tel: +202 945 6330 Email: david_riley@capgroup.com **Los Angeles** Patricia Artigas email: patricia.artigas@cgii.com Tel:+1 310 996 6347	Capital Group Companies Capital Group, with its 3 international divisions (Capital Research, Capital World y Capital International) has portfolio managers around the world. One single portfolio manager can be responsible for several different funds
Capital International Ltd	CTC-A: 0% CTC-B: 0% ADR: 0.4% Total: 0.4%		
Capital Guardian	CTC-A: 0% CTC-B: 0% ADR: 0.4% Total: 0.4%		
Dimensional	CTC-A: 0.3% CTC-B: 0% ADR: 1.4% Total: 1.7%	**Los Angeles** Akbar Ali Email: +1 310 917 1433 Tel: akbar.ali@dfafunds.com	Fund managed with "Program Trading" system
First State Investments	CTC-A: 0.4% CTC-B: 0% ADR: 1.0% Total: 1.4%	**London** Alan Nesbit Email: anesbit@firststate.co.uk Tel: + 44 131 473 2531 Millar Mathieson, Email: mmathieson@firststate.co.uk Tel: + 44 131 473 2573	
M&G Investments	CTC-A: 0% CTC-B: 0% ADR: 0.9% Total: 0.9%	**Londres** Richard O'Connor Tel: + 44 20 7548 3832 Email: richoconn@bloomberg.net	Fund managed with "Program Trading" system
Renaissance	CTC-A: 0% CTC-B: 0% ADR: 0.6% Total: 0.6%	**East Setauket (New York)** Paul Broder Email:+ 1 631 246 5550 Tel: broder@rentec.com	El Fund managed with "Program Trading" system

I. Introduction
II. Rationale of the Transaction for Telefónica
III. Tender Offer Process
• Calendar
• Contact & Promotion
IV. Tender Offer Strategy
• Conditions for Success
• Offer Price
• Other relevant factors
V. Equity Story



Santander
GLOBAL BANKING & MARKETS

16

CONFIDENTIAL

Institutional Investors Chilean Pension Funds (AFPs) contact information

Brokerage Houses Acceptances from every brokerage house in the Santiago Stock Exchange will be received. An incentive fee will be offered according to the number of acceptances they get by the end of the offer period. Bank branches Santander has over 380 branches throughout Chile, which are directly connected to Santander Global Banking and Markets so as to get as many shares as possible, and maximize the diffusion of the process from Arica to Punta Arenas. Access to Santander clients' base will be offered Marketing materials could be made available in selected Santander's branches. Specialized taskforce for voting and shares soliciting We advise the appointing of a telemarketing team in order to contact the minority shareholders, make them aware of the Offer, answer to they questions, and promote the voting and tendering of the shares. Media Plan We recommend the definition of a communication plan for the process, which should include: the main newspapers (El Mercurio, La Tercera, Diario Financiero), radio and internet; the goal of this communication plan is to make the information available to the public opinion. Contact & Promotion Retail Investors (20% of capital)

Introduction Rationale of the Transaction for Telefonica Tender Offer Process Calendar Contact & Promotion Tender Offer Strategy Conditions for Success Offer Price Other relevant factors Equity Story Index

Conditions for Success Conditions for Success 75%: By-laws amendment The first condition for the Offer is the By-law amendment in order to eliminate the current restriction of 45% of shares that may be owned by one Shareholder. In order to make this amendment, the affirmative vote of 75% of the outstanding shares will be required. This voting will take place at the Extraordinary Shareholders meeting to be held prior to the end of the offer period. Assuming the acceptance from the local pension funds and from the main ADRholders, the 75% figure could be reached 88%: Board Control Given that CTC has 7 board members, a 88% acceptance of the offer will be required in order to reach the full control of the board. This is highly advisable in order to facilitate the strategic control of the company after the offer The minimum condition for the offer to success is to get a 75% acceptance in the by-law amendment. Nevertheless, an 88% would be advisable in order to reach the full control of the board.

Introduction Rationale of the Transaction for Telefonica Tender Offer Process Calendar Contact & Promotion Tender Offer Strategy Conditions for Success Offer Price Other relevant factors Equity Story Index

Valuation (Price per Series A share) Offer Price: Conclusions For our base scenaro, we have assumed an offer price of CLP 1.000 per Series A share, which implies a 34% premium over current market prices (as of 02 september) Max: $1.190 (Multiples Telmex) Min: $727 (Historic Average 30 days) +34% (*) Research reports from Deutsche Bank, JP Morgan, Merril Lynch, Banchile and Credit Suisse. Source: Bloomberg, 2 sept Method Criteria Objective Base Price CTC-A (CLP) Implied Price (CLP) Difference 1. Comparable Multiples EV/EBITDA 08 FV/EBITDA: 4,8x 747 973 30% Average for Companies in LatAm EBITDA 08: $264,4 MMM CLP 2. Multiples Telmex EV/EBITDA 08 FV/EBITDA: 5,5x 747 1.190 59% EBITDA 08: $264,4 MMM CLP 3. Premium for Tender Offers Premium vs. Average price for 30 days before the offer 24% 727 901 24% 4. Historical Price Average Price Last 30 days 747 727 -3% 747 758 1% 747 832 11% 747 1073 44% 5. Analyst's Target Price Target Price $1.036 CLP 747 1.036 39% 6. DCF Analysts* Target Price $1.040 CLP 747 1.040 39% Last 90 days Last 180 days Last 3 years

Multiples Source: Bloomberg, as of 03 sep Offer Price: Comparable Companies Multiples We have classified CTC peers by their comparability to CTC. The Tier 1 companies are the most comparable ones, being Telmex the closest comparable. CTC stock is currently traded at 3,9x EV/EBITDA 08E, which is below to comparable companies in Latam (4,8x) and to Telmex Mexico (5,5x). EV / EBITDA P/E 2008F 2009F 2008F 2009F 2008F 2009F Telmex Mexico Mexico 23,3 5,5x 5,5x 6,1x 6,7x 10,2x 9,8x Telesp PN Brasil 14,1 4,0x 3,9x 5,7x 5,7x 9,6x 8,9x Media TIER I 4,7x 4,7x 5,9x 6,2x 9,9x 9,4x Axtel Mexico 1,4 4,8x 4,3x n.d. n.d. 24,2x 23,5x Telmex Internacional Mexico 13,1 7,0x 6,5x 17,0x 15,2x 18,3x 16,7x Brasil Telecom Brasil 7,3 3,9x 3,7x 8,4x 5,9x 13,4x 11,0x Telemar Brasil 8,9 3,5x 3,4x 9,8x 5,4x 7,3x 6,6x Media TIER II 4,8x 4,4x 11,7x 8,9x 15,8x 14,5x Media Wireline LatAm 4,8x 4,5x 9,4x 7,8x 13,8x 12,8x CTC Chile 1,4 3,9x 3,9x 8,2x 8,1x 52,0x 28,6x Telefonica Spain 118,9 5,8x 5,6x 9,4x 8,6x 10,6x 9,5x EV / OCF Company Country Market Cap (US$ Bn)

There were 11 go to private transactions from controlling shareholders in Chile in the period 1998 - 2007. These transactions implied premiums ranging form 6% to 60%, with and average of 24% over the market price the day before the announcement. In most of the cases, the major shareholder already controlled a high percentage of the target company. The invested amount in the offers shown above, is lower than the amount that would be required for an eventual offer for CTC. Offer Price: Premiums Tender Offers in Chile Relevant Tender Offers 98-08 * Does not include CTC offer; ** Does not include Chilesat offer Announ. Date Target company Acquirer Amount (MM USD) % Acquired % Obtained Premium 30 days Premium 90 days sep-08 CTC Telefonica S.A. 1.000 55,1% 100,0% 34% -- jul-06 Compania Chilena de Tabacos Inversiones Precis 170 26,0% 96,4% 30% 30% feb-06 Empresas Pizarreno Etex Latinamerica 69 17,6% 99,2% 15% 25% nov-00 Chilectra Enersis S.A. 375 24,5% 98,0% 16% 13% oct-99 Emelsa PP&L 23 10,0% 95,4% 6% 5% oct-99 Emelat PP&L 10 13,8% 93,4% 18% 14% oct-99 Eliqsa PP&L 12 19,9% 83,5% 14% 17% oct-99 Emelari PP&L 8 16,9% 79,9% 29% 26% oct-99 Elecda PP&L 17 17,3% 80,4% 21% 17% apr-99 Endesa Chile Enersis S.A. 2.500 34,7% 60,0% 60% 71% mar-99 Enersis Endesa Espana 1.500 32,0% 64,0% 25% 34% abr-98 Santangrup Santander 110 10,4% 98,0% 33% 53% Average* 24% 28% aug-07 Esval-A OTTP 367 69,4% 69,4% 11% 16% jan-05 Paris Cencosud 1.000 (est) 71,1% 98,9% 28% 32% mar-02 Chilesat Corp S.A. (Telex) Redes Optica S.A. 2 28,7% 46,9% -48% -56% may-01 Laboratorio Chile S.A. Ivax Corp. 395 99,0% 99,0% 14% 25% jan-01 Gener S.A. Aes Corp 29 2,1% 97,8% 1% 3% nov-00 Gener S.A. Aes Corp 1.200 95,7% 95,7% 37% 33% Controlling Shareholder Tender Offers Other Relevant Tender Offers

Offer Price: Historical Price Evolution Offer Price vs 3 year Average price Source: Bloomberg, 2 sep The proposed price (CLP 1.000 / share) is below the 3 year average ($1.073) and close to the historical low ($705). In most of the relevant tender offers the price has been above the 3-year average and close to the historic high. Announ. Date Target company Tender Offer Price 3-year average Price 30 days before 3-year Low 3-Year High sep-08 CTC 1.000 1.073 753 705 1559 jul-06 Compania Chilena de Tabacos 5.000 4.787 3800 3600 6199 feb-06 Empresas Pizarreno 1.385 1.034 1040 410 1550 jan-05 Paris 960 496 740 359 875 may-01 Laboratorio Chile S.A. 758 461 620 220 763 nov-00 Chilectra 2.200 2.488 1917 1600 3195 abr-99 Endesa Chile 360 243 219 124 327 mar-99 Enersis 320 246 266 154 314 600 800 1.000 1.200 1.400 1.600 ago-05 feb-06 ago-06 feb-07 ago-07 feb-08 ago-08 A Series Price CLP 1.000 Average CLP 1.073

Offer Price: Analysts' Target Prices

Price CTC-A

House	Date	Recommendation	Target Price (CLP)	Methodology	Market Price* (CLP)	Exchange Rat CLP/USD
Corp Research SA	Jul-08	hold	960	Comps	790	495
Deutsche Bank*	Jul-08	buy	1.176	DCF	790	495
JP Morgan*	Jul-08	hold	866	DCF	790	495
Larrain Vial	Jul-08	buy	900	NA	715	512
UBS	Jun-08	buy	1.066	NA	774	508
Merrill Lynch*	Jun-08	sell	841	DCF	810	480
Penta E&I	May-08	buy	1.200	NA	825	480
BCI Corredora de Bolsa	Mar-08	hold	1.030	NA	880	440
Banchile Inversiones	Feb-08	buy	1.150	DCF	969	466
Credit Suisse	Ene-08	hold	1.168	DCF	835	465
Average			**1.036**		**818**	
Average DCF			**1.040**		**839**	

Sum of the Parts in TEF

House	Last Report	Firm Value (CLP)	Implied Price (CLP)	Market Price+ (CLP)
DB	Jul-08	1.763.301	1.501	722
JP Morgan	Abr-08	1.642.182	1.376	980
Societe General	Abr-08	1.429.991	1.157	985
Bear Sterns	Mar-08	1.671.151	1.485	924
Citigroup	Mar-08	1.861.446	1.677	885
Promedio			**1.439**	**899**

- Analysts' target prices average $1.036 CLP considering all methodologies, and $1.040, considering just DCFs. Target prices show a steady decrease along the time, accompanying the market performance of the stock.
- On the other hand, CTC's valuations as part of Telefonica's valuations tend to be higher, but this may me due to exchange rate EUR/CLP effects.

(*) Corresponds to reports on the ADR.
(+) As of the date of the report

26

CONFIDENTIAL

I. Introduction
II. Rationale of the Transaction for Telefónica
III. Tender Offer Process
- Calendar
- Contact & Promotion
IV. Tender Offer Strategy
- Conditions for Success
- Offer Price
- Other relevant factors
V. Equity Story



Santander
GLOBAL BANKING & MARKETS

Introduction Rationale of the Transaction for Telefonica Tender Offer Process Calendar Contact & Promotion Tender Offer Strategy Conditions for Success Offer Price Other relevant factors Equity Story Index

Others Why announcing the offer on September 11th? Holidays: Thursday 18 and Friday 19 of September are holidays in Chile (National Holidays). Since there is no school, most of the people take the week off and leave Santiago. Therefore, it's critical for the success of the transaction announcing the offer on September 11th. The board will be called before the holidays, complying with the legal requirements Monday 13 of October, is a holyday in United States (Columbus Day), and it will be better to announce the tender offer so that it can expire on October 14 Fixed Price We suggest to make the offer at a fixed and final price, rather than a lower one to negotiate with main shareholders We do not recommend an offer price structured in tranches based on the offer acceptance level. This would make the negotiation with AFPs and ADRs holders very difficult and would risk the success on the EGM. On the other hand, retail investors will be very influenced by the marketing campaign limiting the price effect Other relevant factors

Introduction Rationale of the Transaction for Telefonica Tender Offer Process Calendar Contact & Promotion Tender Offer Strategy Conditions for Success Offer Price Other relevant factors Equity Story Index

An attractive premium... ....that recognizes the fundamental value of CTC... ....that represents a unique opportunity to realize a increasingly illiquid investment... The Tender Offer is a unique opportunity to monetize the CTC investment at a 34% premium, that recognizes the fundamental value of CTC that is not recognized by the market Tender Offer 100% in cash for 55.1% of CTC shares at CLP 1,000/share A that represents: 34% premium over the closing price on September 2nd and last 3 month average Premium significantly higher than the average 24% premium of the last comparable Tender Offers in Chile Quick process and reduced risk: The Settlement will take place on October 17th and the deal is not subject to regulatory approval The Offer price is close to the analysts' target price of CLP 1,036 (10 reports in the last 6 months), and recognizes the fundamental value of the company... ....and implies a CTC valuation above comparable companies' average valuation: EV/EBITDA08E of 4,9x (vs. trading comparable companies of 4,8x) EV/OCF of 10,2x (vs. trading comparable companies of 9,4x) ....that is not recognized by the market... CTC has consistently underperformed other Telecom companies in Latin America during the last years.. ....due partly to a general trend, in which the wireless operators in Latin America (AMX, TIM Brazil, Entel, Vivo) have increased by 45% in the last 3 years, while the fixed line operators have increased only by 20% on the same period CTC^s liquidity has significantly decreased during the last two years (in a context of general volume increase in the Chilean market), making increasingly difficult for CTC shareholders to realize their investment The Top-5 CTC investors would need more than 60 days to realize their investments in the company assuming a stake of 25% on the total daily traded volume of CTC share Equity Story: Tender Offer

The offered price of CLP 1,000 per share implies a CTC valuation of: 34% above its current market price (1) 38% above the average price in the last month 9% above the average market price in the last year The 34% premium is significantly higher than the average premium paid in the last comparable Tender Offers in Chile, that have had a 24% premium over the average market price of the 30 trading days previous to the offer Relevant Tender Offers 98-08 Source: Bloomberg, Prospectus (1) Closing price as of September 2nd 2008. Equity Story: 34% Premium... 24% Average 33% 33% 10.4% 110 Santander Santangroup Abr - 99 25% 25% 32% 1500 Endesa Espa n a Enersis Mar - 99 60% 60% 34.7% 2500 Enersis S.A. Endesa Chile Abr - 99 21% 80.4% 17.3% 17 PP&L Elecda Oct - 99 29% 79.9% 16.9% 8 PP&L Emelari Oct - 99 14% 83.5% 19.9% 12 PP&L Eliqsa Oct - 99 18% 93.4% 13.8% 10 PP&L Emelat Oct - 99 6% 95.4% 10.0% 23 PP&L Emelsa Oct - 99 16% 98% 24.5% 375 Enersis S.A. Chilectra Nov - 00 15% 99.2% 17.6% 69 Etex Latinoam e rica Empresas Pizarre n o Feb - 08 30% 96.4% 26% 170 Inversiones Precis C i a Chil .. de Tabacos Jul - 08 34% 100% 55.1% 1000 Telef o nica S.A. CTC Sep - 08 Controlling Shareholder Tender Offers Premium 30 days % Reached % Acquired Amount (US$ MM) Consortium Target Company Announce - ment Date 24% Average 33% 33% 10.4% 110 Santander Santangroup Abr - 99 25% 25% 32% 1500 Endesa Espa n a Enersis Mar - 99 60% 60% 34.7% 2500 Enersis S.A. Endesa Chile Abr - 99 21% 80.4% 17.3% 17 PP&L Elecda Oct - 99 29% 79.9% 16.9% 8 PP&L Emelari Oct - 99 14% 83.5% 19.9% 12 PP&L Eliqsa Oct - 99 18% 93.4% 13.8% 10 PP&L Emelat Oct - 99 6% 95.4% 10.0% 23 PP&L Emelsa Oct - 99 16% 98% 24.5% 375 Enersis S.A. Chilectra Nov - 00 15% 99.2% 17.6% 69 Etex Latinoam e rica Empresas Pizarre n o Feb - 08 30% 96.4% 26% 170 Inversiones Precis C i a Chil .. de Tabacos Jul - 08 34% 100% 55.1% 1000 Telef o nica S.A. CTC Sep - 08 Controlling Shareholder Tender Offers Premium 30 days % Reached % Acquired Amount (US$ MM) Acquirer Target Company Announce - ment Date

....that recognizes the fundamental value of CTC... Average Analysts^ Target Price in 2008 (CLP) Telefonica CTC Telmex Mexico Telesp Brasil Telecom Telemar Telmex Internacional Average CTC with Premium EV/EBITDA 08 5.8 3.9 5.5 4 3.9 3.5 7 4.78 4.9 EV/OCF 08 9.4 8.2 6.1 5.7 8.4 9.8 17 9.4 10.2 LatAm Telcom companies Valuation Larrain (jul-08) JPM (jul-08) ML (jul-08) DB (jun-08) UBS (jun-08) Penta (jun-08) Corp Res. (abr-08) BCI (mar-08) CS (mar-08) Banchile (feb-08) 900 866 841 1176 1066 1200 960 1030 1168 1150 Average CLP 1036 CLP The offered prices imply a CTC valuation of 4.9x EV/EBITDA08E and 10.2x EV/OCF, in line with its comparable companies and the average analysts' target price of CLP 1,036 (10 reports in the last 6 months), recognizing the fundamental value of the company 20% % Estimated upside over CLP 747 Source: Bloomberg as of September 2nd 2008; Analysts^ reports 16% 13% 57% 43% 61% 29% 38% 56% 54%

....not recognized by the market... Stock Performance of Telecom companies in LatAm (2006-2008YTD (1)) CTC has lost 31% of its market value since early 2006 ....due partly to a general trend, in which the mobile operators in Latin America (AMX, TIM Brasil, Entel, Vivo) have increased by 45% in the last 3 years, while the fixed line operators have increased only by 20% in the same period Source: Bloomberg (1) Closing price as of September 2nd 2008

....and that represents a unique opportunity to realize an increasingly illiquid investment... The main CTC investors would require between 100 and 60 trading sessions to disinvest in the company at the current levels of liquidity (1) Moreover, the current CTC shareholders could find themselves trapped in an illiquid company in a post tender offer scenario Trading days to realize the investment AFP Habitat AFP Cuprum AFP Provida Capital International AFP Capital 102.2733704 81.499092 68.71492071 67.11689929 62.32283506 # of trading days required to realice the CTC investment (1) CTC Average Daily Traded Volume (06-08) 2006 2007 2008 Local 4.7 4 1.9 ADR 2.1 2 1.5 US$ MM 6.8 Local ADR 2006 2007 2008 ADR 85 134 141 6.0 3.4 69% 31% 67% 33% 44% 46% IPSA Average Daily Traded Volume (US$ MM) CTC^s liquidity has significantly decreased in the last two years (in a context of general increase in the Chilean market's volume), being more difficult for CTC shareholders to realize their investment Source: Bloomberg (1) Assuming a 25% of the Average Daily Traded Volume in 2008YTD

The tender offer would reach an amount up to &128;679 mn, that represents less than 1% of Telefonica^s Market Capitalization Telefonica Shareholders: Financial Impact on Telefonica <1% Mkt Cap Telefonica The transaction fits the M&A criteria outlined during the Telefonica Investor Day in October 2007 (Debt/EBITDA ratio under 2.5x) Aligned with the Investor Day goals... The transaction would enable Telefonica to advance in its strategy as an integrated operator in Latin America with the goal of improving its competitive positioning and its operative and financial efficiencies ....and with the comparable companies multiples... ....reinforcing Telefonica^s Strategy in the region The implicit multiples of the transaction would be 4.9x for EV/EBITDA 08E and 10.2x for EV/OCF 08E, that compares with the Latin American comparable companies^ multiple of 4.8x for EV/EBITDA 08E and with Telefonica Group multiples of 5.8x and 9.4x respectively After the global consolidation of CTC, the impact on the EPS should be less than 1%. Positive cash impact.